UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2022, Radian Group Inc. (the “Company”) reported that J. Franklin Hall was no longer serving as the Company’s Chief Financial Officer (principal financial officer), effective December 14, 2022. As previously reported, Mr. Hall’s involuntary termination of employment with the Company is not the result of any issues or disagreements with the Company relating to the Company’s financial disclosures, accounting matters, operations, polices or practices, and Mr. Hall is expected to remain with the Company through February 28, 2023 (the “Termination Date”), to support the Company’s transition to a new Chief Financial Officer.

On January 13, 2023, the Company and Mr. Hall entered into a Transition, Separation and Release Agreement (the “Separation Agreement”). Subject to the terms and conditions of the Separation Agreement, Mr. Hall will be entitled to severance payments and other benefits that are consistent with the compensation and other benefits applicable to a “qualifying termination” under his previously disclosed Executive Severance Agreement and as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 7, 2022, with the modifications described below.

Under the Separation Agreement, Mr. Hall’s short-term incentive (STI) award for 2022 performance will be paid at his target STI amount multiplied by the corporate funding percentage awarded by the Compensation and Human Capital Management Committee of the Board of Directors of the Company (“Committee”) based on the Company’s 2022 financial and strategic performance. In addition, in exchange for Mr. Hall’s agreement to remain available should he be needed for transition assistance through December 31, 2023, the Separation Agreement provides that, upon his Termination Date, Mr. Hall will receive vesting service credit for his outstanding performance-based and time-based restricted stock unit (“RSU”) awards, as if he had remained employed with the Company through December 31, 2023. Other than this additional vesting service credit, the outstanding RSU awards will continue to be administered in accordance with their terms, including in the case of performance-based RSU awards, with future vesting subject to achievement of applicable performance-based criteria previously established by the Committee and included in the terms of the original grants.

Mr. Hall executed a release of claims against the Company in connection with entering into the Separation Agreement, and to receive the severance payments and other benefits under the Separation Agreement, Mr. Hall must execute and not revoke a second release of claims against the Company upon termination of his employment. Under the Separation Agreement, Mr. Hall has agreed not to compete with the Company and not to solicit the Company’s employees or customers for twelve months following the Termination Date.

The foregoing summary of the Separation Agreement is not a complete description of all of the terms and conditions, and is qualified in its entirety by reference to the full text of the agreement which is filed as an exhibit to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Transition, Separation and Release Agreement, dated January 13, 2023, between J. Franklin Hall and Radian Group Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract, compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)
Date: January 20, 2023

	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Senior Executive Vice President, General Counsel and Corporate
Secretary